EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

REVENUES:
Contract drilling	$ 141,372	$ 98,371	$ 365,950	$ 278,875
Business interruption proceeds	-	-	-	2,558
	141,372	98,371	365,950	281,433

COSTS AND EXPENSES:
Contract drilling	57,094	47,484	159,999	140,211
Depreciation	8,871	8,438	25,914	24,782
General and administrative	7,567	5,949	23,049	17,991
Gain on sale of equipment	(129)	(157)	(214)	(341)
	73,403	61,714	208,748	182,643
OPERATING INCOME	67,969	36,657	157,202	98,790

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(204)	(392)	(1,146)	(1,317)
Interest income	301	304	1,475	1,177
	97	(88)	329	(140)
INCOME BEFORE INCOME TAXES	68,066	36,569	157,531	98,650
PROVISION FOR INCOME TAXES	7,685	4,536	16,846	13,775
NET INCOME	$ 60,381	$ 32,033	$ 140,685	$ 84,875

EARNINGS PER COMMON SHARE:
Basic	0.94	0.51	2.21	1.36
Diluted	0.93	0.50	2.18	1.34
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,023	62,982	63,665	62,466
Diluted	64,776	63,928	64,509	63,436